Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Yayi International Inc.

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333 -167651) of Yayi International Inc. and subsidiaries of our report dated June 29, 2011 (except for Note 2, to which the date is November 10, 2011), which appears in this annual report on Form 10-K/A for the year ended March 31, 2011.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
November 10, 2011